                                 [LOGO OMITTED]

               160 Cassell Road, Harleysville, Pennsylvania 19438


                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                           To Be Held On June 7, 2000



To the Stockholders of
MET-PRO CORPORATION:

     Notice is hereby given that the Annual Meeting of Stockholders of MET-PRO CORPORATION, a Delaware corporation (the "Company"), will be held at the DoubleTree Guest Suites, 640 West Germantown Pike (at Hickory Road) in Plymouth Meeting, Pennsylvania, on June 7, 2000, at the hour of 11:30 a.m. for the following purposes:

     1. To elect two Directors to serve until the 2003 Annual Meeting of Stockholders and one Director to serve until the 2002 Annual Meeting of Stockholders.

     2. To approve the adoption of the Met-Pro Corporation Year 2000 Employee Stock Purchase Plan.

     3. To ratify the selection of Margolis & Company P.C. as independent certified public accountants for the Company's fiscal year ending January 31, 2001.

     4. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 13, 2000, the record date and the time fixed by the Board of Directors, are entitled to notice of, and to vote at, said meeting.



                                          Gary J. Morgan,
                                          Secretary


Harleysville, Pennsylvania
April 27, 2000




     Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it to the Company. The proxy may be revoked at any time before it is voted, and stockholders executing proxies may attend the meeting and vote there in person, should they so desire.

                              MET-PRO CORPORATION
               160 Cassell Road, Harleysville, Pennsylvania 19438


                                PROXY STATEMENT


     The Board of Directors of Met-Pro Corporation (the "Company" or "Met-Pro") presents this proxy statement to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on June 7, 2000. All proxies duly executed and received will be voted on all matters presented at the meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted for the named nominees to the Company's Board of Directors and in favor of each of the other proposals set forth in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement. Management does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxyholders will have to vote for a substitute or alternate nominee. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. The proxy may be revoked at any time before being voted by written notice to such effect received by the Company, 160 Cassell Road, Harleysville, Pennsylvania 19438, attention:
President, prior to exercise of the proxy, by delivery of a later proxy or by a vote cast in person at the meeting. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mail.

     The total number of shares of Common Stock of the Company outstanding as of April 13, 2000 was 6,324,005 (excluding treasury shares). The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one noncumulative vote. Only stockholders of record as of the close of business on April 13, 2000 will be entitled to vote. All matters to be voted upon at the Annual Meeting, other than the election of Directors, are determined by a majority of the votes cast. Directors are elected by a plurality of the votes cast. Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees as Directors, by proxies that are marked "abstain" on other proposals, and by proxies that are marked to deny discretionary authority on other matters that may be properly brought before the meeting will be counted as present for quorum purposes but will not be counted in determining whether a majority vote was obtained in such matters. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), those shares will be counted as present for quorum purposes but will not be included in the vote totals and, therefore, will have no effect on the vote.

     A list of stockholders entitled to vote at the meeting will be available at the Company's offices, 160 Cassell Road, Harleysville, Pennsylvania 19438, for a period of ten days prior to the meeting for examination by any stockholder.

     These proxy materials were first mailed to stockholders of the Company on or about April 27, 2000.


                            1. ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation, as amended, provides for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. At the meeting, three Directors, Alan Lawley, Gary J. Morgan and Michael J. Morris, are to be elected to serve for terms that expire at the 2003, 2003 and 2002 Annual Meetings, respectively. Thomas F. Hayes, whose term as a Director will expire at the 2000 Annual Meeting, is not standing for reelection, having reached the retirement age that the Board has established for itself. For the time being, this seat on the Board will remain vacant, although the Board may elect to fill the vacancy at some point in the future. Information regarding the Board's three nominees is set forth on page 2. Information regarding the Directors whose terms do not expire with the 2000 Annual Meeting is also set forth on page 2.

     Unless otherwise indicated in valid proxies received pursuant to this solicitation, such proxies will be voted for the election of the persons listed below as nominees for the terms set forth below. Management has no reason to believe that the nominees will not be available or will not serve if elected, but if any of Messrs. Lawley, Morgan or Morris should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other person as may be nominated.

     The following sets forth certain information as to the nominees for election as Directors and for each other person whose term of office as a Director will continue after this Annual Meeting of Stockholders, as well as for Mr. Hayes:

                                                                                                FIRST YEAR
                                                                                                OF SERVICE
                                                                                                   AS A
NAME                    AGE                       PRINCIPAL OCCUPATION                           DIRECTOR
                               NOMINEES FOR TERM TO EXPIRE IN 2003

Alan Lawley             66     Dr. Lawley is the  Grosvenor  Professor of Metallurgy in the        1990
                               Department of Materials  Engineering  at Drexel  University,
                               Philadelphia,  Pennsylvania.  He is a member of the National
                               Academy   of   Engineering,   a  Fellow   of  ASM  and  APMI
                               International,  a  former  President  of  the  Metallurgical
                               Society (1982) and of AIME (1987), and is Editor-in-Chief of
                               the  International  Journal of Powder  Metallurgy.  He is an
                               expert  in  physical  and  mechanical   metallurgy,   powder
                               metallurgy,  composite materials,  and materials engineering design.  He has  consulted,  lectured and published in these areas.

Gary J. Morgan          45     Mr. Morgan has been the Vice  President-Finance,  Secretary,        1998
                               Treasurer and Chief  Financial  Officer of the Company since
                               October   1997.  He  is  a  Certified   Public   Accountant.
                               Immediately  prior  to  October  1997,  Mr.  Morgan  was the
                               Corporate Controller of the Company. He has been employed by the Company since 1980.


                               NOMINEE FOR TERM TO EXPIRE IN 2002

Michael J. Morris       64     Mr.  Morris  is the  retired  Chief  Executive  Officer  and        1999
                               President of both Transport  International Pool (TIP) and GE
                               Modular Buildings (GEM). Mr. Morris is a member of the Board of Managers  of  Beneficial  Savings  Bank and a Director of
                               Philadelphia Consolidated Holding Corporation.

                   The Board of Directors recommends a vote FOR the election of the above nominees as Directors.


                                DIRECTOR WHOSE TERM EXPIRES IN 2002

Jeffrey H. Nicholas     46      Mr. Nicholas is a partner in the Corporate Department of the       1998
                                Philadelphia law firm of Fox, Rothschild, O'Brien & Frankel,
                                LLP. Mr. Nicholas has practiced law since 1981. His practice areas  include  securities  and corporate  finance,  general corporate and commercial  law matters.  He has served as the
                                Company's Chief Counsel for four years.


                                DIRECTORS WHOSE TERMS EXPIRE IN 2001

William L. Kacin        68      Mr. Kacin has been the Chief  Executive  Officer,  President       1993
                                and a Director of the Company  since  February  1993 and was elected  Chairman in June 1999.  Prior to February  1993, he was Vice  President  and  General  Manager of the  Company's
                                Sethco Division for seventeen years.

Nicholas DeBenedictis   53      Mr. DeBenedictis  is Chairman of  the Board, Chief Executive       1997
                                Officer and President of  Philadelphia  Suburban Corporation
                                and  Chairman of the Board of  Philadelphia  Suburban  Water
                                Company, positions  that  he has  held  for  more than  five years. Mr. DeBenedictis is  also  a  Director  of  Provident
                                Mutual  Life Insurance  Company  and P.H. Glatfelter Company
                                as well as a member of the Board of Trustees of Drexel
                                University.


                                DIRECTOR WHOSE TERM EXPIRES IN 2000

Thomas F. Hayes         77      Mr. Hayes was President of Philadelphia Gear Corporation,  a       1985
                                privately  held  corporation,  from  1969 to  1984,  when he retired.  He is a West Point  graduate,  and a member of the
                                Board of Managers of Beneficial Savings Bank,  Philadelphia,
                                Pennsylvania.


           BOARD AND COMMITTEE PARTICIPATION/COMPENSATION OF DIRECTORS

     The Board of Directors of the Company held eight (8) meetings during the fiscal year ended January 31, 2000, of which two were telephone meetings.

     The Audit Committee of the Board (composed of Dr. Lawley, Chairman, Mr. Hayes and Mr. DeBenedictis, each of whom is "independent" as defined by applicable provisions of the New York Stock Exchange listing standards) reviews the activities of the Company's independent auditors (including fees, services and scope of the audit), reviews the Company's internal audit policies and procedures and makes recommendations to the Board with respect thereto. The Audit Committee met twice during fiscal year 2000.

     The Compensation and Stock Option Committee of the Board (composed of Mr. DeBenedictis, Chairman, Dr. Lawley, Mr. Hayes and Mr. Morris) reviews and recommends to the Board appropriate action with respect to all matters pertaining to officers' compensation as well as stock option grants for Directors, officers and other key employees of the Company. See the Committee's report on pages 6 and 7 of this proxy statement. The Compensation and Stock Option Committee met four times in fiscal year 2000.

     Each Director of the Company attended at least 75% of the meetings held by the Board of Directors and by the Committees on which he served.

     The Company does not have a standing nominating committee charged with the search for and recommendation to the Board of potential nominees for Board positions. This function is performed by the Board as a whole. It has been, and continues to be, the Board's policy to entertain stockholder recommendations for prospective Board nominees. Any such recommendations may be submitted to the Board, in writing, addressed to the Chairman.

     Prior to November 1, 1999, the Company's compensation package for Directors during the fiscal year ended January 31, 2000 was a retainer fee of $7,500 per year, a per meeting fee of $1,250 payable only to non-employee Directors, stock options, and participation in the Directors' Retirement Plan.

     Pursuant to this policy, in April 1999, the Board granted a non-qualified stock option under the Company's 1997 Stock Option Plan for 10,000 shares to Messrs. DeBenedictis, Lawley and Nicholas, and a non-qualified stock option under such plan to Mr. Hayes for 12,500 shares (who agreed in connection with this to terminate an option for 7,000 shares that had been granted to him in November 1998), at a price of $10-1/16 per share, the market price of the Company's stock as quoted on the New York Stock Exchange on the date of grant. One-third of such options were immediately exercisable, with the other two-thirds vesting ratably over a two year period, subject to acceleration upon the cessation of a Director's services to the Company, other than voluntarily or for cause, or upon a "change in control", which is defined with reference to the definition used in any Key Employee Severance Agreement from time to time in effect. All such options are for a term of ten (10) years, subject to earlier expiration upon certain events as set forth in the 1997 Stock Option Plan, except that the expiration date upon the Director's cessation of services as a result of reaching the normal retirement date prescribed by the Company is three years and three months after such cessation.

     Beginning in the third quarter of fiscal year ended January 31, 2000, the Board undertook a review of, and thereafter revised its policies with respect to Director compensation. The current policy of the Board is that effective November 1, 1999, each Director who is not an employee of the Company is compensated for services as a Director by a retainer of $10,000 per year, paid quarterly, and a meeting fee of $1,250 for each Board meeting (but no fees for telephone meetings or for stockholders meetings) and $700 for each Committee meeting. Also effective as of November 1, 1999, those Directors who are employees of the Company do not receive any compensation for their services as Directors. In connection with adopting these policies, the Board effective as of November 1, 1999 increased the salaries of Messrs. Kacin and Morgan, who are employee Directors of the Company, by $7,500 per annum, which was the amount of the annual cash compensation previously received by such persons for regular service as a Director under the Board's prior policy.

     In addition, during the fiscal year ended January 31, 2000, the Board discontinued the Directors' Retirement Plan (the terms of which are described below) (hereafter the "Directors' Plan") for the future service of non-vested Directors and established a policy of an annual grant of an option to purchase up to 4,000 shares of the Company's Common Stock to non-employee Directors not participating in the Directors' Plan as to future service under the following terms that are expected to be on the same basis upon which options are granted to the Company's officers: a vesting period of two years, with one-third of the shares covered by the option being immediately exercisable; provided, however, in the event of a "change of control" (defined in the same manner as in the Directors' Plan), any unvested portion of the option shall become immediately exercisable. The term of the option shall be for up to ten (10) years, subject to earlier termination under various conditions as provided for by the terms of the Company's 1997 Stock Option Plan. The option shall be granted at current market price.

     In connection with this, on January 11, 2000, the Board granted options on the foregoing terms to purchase 4,000 shares to Messrs. DeBenedictis, Lawley, Morris and Nicholas (all of whom were either not vested in the Directors' Plan or, as in the case of Dr. Lawley, was vested but elected not to participate in the Directors' Plan as to future service) at the closing price of the Company's Common Stock as quoted on the New York Stock Exchange on the date of grant, or $9.875 per share. The Board's expectation is that it will act again as to the grant of options on similar terms at the Board meeting in February 2001 following the close of the fiscal year ended January 31, 2001, at the same time that the Board expects to take action with respect to officer compensation.

     Under the terms of the Directors' Plan, based upon their years of service as Directors, Messrs. DeBenedictis and Nicholas had accrued certain future benefits through December 16, 1999, the date of the termination of continued benefits under such plan for unvested Directors. The present value of these benefits, amounting to an aggregate of $3,703 and $1,577, respectively, was paid to these two Directors in options (the value of which was determined by an independent compensation consultant) to acquire 925 and 400 shares of Company Common Stock, respectively, all of which are immediately exercisable and which are otherwise under the terms provided for options described in the preceding paragraph, at an exercise price of $9.75 per share, which was the closing price of the Company's Common Stock as quoted on the New York Stock Exchange on February 18, 2000.

     Of the Company's current Directors, Messrs. Hayes, Kacin and Lawley will receive benefits in the future under the Directors' Plan as a result of the fact that each such person was vested as of December 16, 1999, the date of the Board's action on this plan. The accrual of benefits under the Directors' Plan for Dr. Lawley will cease as of December 16, 1999, in that Dr. Lawley elected to receive options as aforementioned for continued Director service in lieu of participation under the Directors' Plan. The Directors' Plan, which was established in 1994, provides that Directors who have completed six (6) years of service will be eligible to receive deferred compensation after they cease to serve or reach age 70, whichever last occurs. Payment will be made in annual installments based on $1,000 for each year of service as a Director, up to a maximum of $10,000, and for a period equal to the length of service, up to a maximum of 15 installments. Directors who have served as a Chief Executive Officer for at least six years will be eligible to receive additional annual deferred compensation at the rate of $1,000 for each year of service as an officer and/or Director, up to a maximum of $20,000, for a period equal to the length of such service, up to twenty (20) years. In the event of death before payments have been completed, the remaining annuity payments will be paid to the Director's surviving spouse. If there is no surviving spouse, a lump sum payment will be paid to the Director's estate equal to the total amount payable over ten
(10) years, less the total paid prior to death.

     The Directors' Plan further provides that if a Director's services are terminated at or after a "change in control" of the Company, the Director is entitled to an immediate lump sum payment of the benefits then applicable to such Director, and future payments due under the Plan to former Directors shall be accelerated and shall be immediately due and payable. For purposes of the Plan, a "change in control" shall be deemed to occur if any person or group of persons as defined shall become the beneficial owner of 30% or more of the Company's voting securities, or there shall be a change in the majority composition of a Company's Board of Directors, or the stockholders of the Company shall approve a merger or other similar reorganization in which the persons who were stockholders of the Company prior to such merger do not immediately thereafter own more than 50% of the voting securities of the Company.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms that they file.

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements applicable to its officers and Directors were complied with during the fiscal year ended January 31, 2000. During this fiscal year, the Company was advised by Mr. DeBenedictis of an inadvertent failure to file a Form 4 during the prior fiscal year with respect to a purchase of Met-Pro Common Stock. Mr. DeBenedictis filed a Form 5 for this purchase in February 2000.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of January 31, 2000 the number and percentage of shares held by all persons who, to the knowledge of the Company's management, are the record and/or beneficial owners of, or who otherwise exercise voting or dispositive control over, 5% or more of the Company's outstanding shares of Common Stock. This table also includes security ownership as of January 31, 2000 by each Director and nominee for Director of the Company, each executive officer of the Company named in the Summary Compensation Table and by all Directors, nominees and executive officers as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

                                                                  Company Common Stock
                                                                    Right to Acquire
                                                                 Ownership Under Options         Percent
Name of Beneficial Owner                       Shares Owned    Exercisable Within 60 Days      of Class (a)
------------------------                       ------------    --------------------------      ------------
Dimensional Fund Advisors, Inc.                 381,919 (b)                     -                   5.8%
1299 Ocean Avenue
Santa Monica, CA 90401

Met-Pro Corporation                             344,129                         -                   5.2%
Salaried Employee Stock Ownership Trust
Harleysville, PA 19438

William L. Kacin                                 57,507 (c)                51,875                   1.7%

Nicholas DeBenedictis                             5,200                     5,592                     *

Thomas F. Hayes                                  12,500                     4,167                     *

Alan Lawley                                      27,985                    10,667                     *

Gary J. Morgan                                    9,959 (d)                13,850                     *

Michael J. Morris                                 4,000                     1,333                     *

Jeffrey H. Nicholas                               6,923                     5,067                     *

Raymond J. De Hont                                1,302 (e)                10,400                     *

William G. Hughes                                     0                     1,400                     *

William F. Mersch                                 1,383 (f)                 8,900                     *

All Directors, nominees and                     205,296 (g)               170,501                   5.7%
executive officers as a group (17 persons)

----------

     (a) Any securities not currently outstanding, but subject to options exercisable within 60 days of January 31, 2000, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such persons.

     (b) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 381,919 shares, as described in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000. These shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     (c) The number of shares held by Mr. Kacin include 22,741 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and 401(k) Plan.

     (d) The number of shares held by Mr. Morgan include 6,657 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and 401(k) Plan.

     (e) The number of shares held by Mr. De Hont include 1,302 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and 401(k) Plan.

     (f) The number of shares held by Mr. Mersch include 1,229 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and 401(k) Plan.

     (g) The number of shares held by all seventeen executive officers and Directors as a group include 79,914 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and 401(k) Plan.

     (*) Less than one percent of the Company's outstanding shares of Common Stock.



                    COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed only of independent Directors. The Committee makes recommendations to the Board concerning compensation policies for the Company's executive officers and Directors. The Committee makes every effort to ensure that the Company's compensation program is consistent with the values of Met-Pro Corporation and furthers its business strategy.

     The historic practice of the Compensation Committee has been to review executive pay each year, usually in December, and to make decisions concerning executive salaries and bonuses that are paid prior to the end of the fiscal year. This practice was followed during the fiscal year ended January 31, 2000, with compensation decisions being made in December 1999.

     During the fiscal year ended January 31, 2000, the Committee continued the Company's historic practice of compensating executive officers through two primary components: base salary and bonus. In addition, during this fiscal year the Committee made significantly greater use of stock options as a component of executive compensation. Options awarded by the Committee in December 1999 to executive officers were at market value on the date of grant, provided for vesting over two years with acceleration upon a change of control, were for a ten (10) year life, and were otherwise under the terms of the Company's 1997 Stock Option Plan. Also during this fiscal year the Company instituted a 401(k) plan in which non-bargaining unit employees and executive officers in the United States participated and to which the Company made matching contributions.

     The salary, bonus, stock option and other components of the Company's executive compensation awarded during the fiscal year ended January 31, 2000 were together designed to facilitate fulfillment of the following compensation objectives: (i) aligning the interests of management with those of the Company's stockholders; (ii) retaining competent management; (iii) relating executive compensation to the achievement of the Company's goals and financial performance; and (iv) rewarding management for the attainment of short and long term accomplishments.

     In determining executive compensation during the fiscal year ended January 31, 2000, the Committee relied in part upon a comparative analysis prepared by an independent compensation consulting firm. The Committee also considered a number of factors in setting compensation including individual performance and responsibilities. Compensation for the Company's Vice Presidents managing the Company's divisions and subsidiaries is intended to reflect, in part, overall managerial performance that includes consideration of demonstrated management skills, effectiveness at cost controls, the unit's contribution to the Company's earnings, asset management, success in new product development and market exploitation, and other business growth factors.

     Compensation increases in December 1999 for Messrs. Kacin and Morgan, the Company's Chief Executive Officer and Chief Financial Officer, respectively, took into account a $7,500 per year salary increase each such person received on November 1, 1999 in connection with the Board's determination to discontinue, as of that date, payments to employee Directors for service as Board members.

     Compensation for Messrs. Kacin and Morgan awarded in the fiscal year ended January 31, 2000 was intended to reflect, in part, Company-wide financial results of operations and their perceived skills, as demonstrated in problem-solving and daily management, as well as in articulating, planning and implementing the Company's short and long term objectives.

     Compensation awarded in this fiscal year ended January 31, 2000 to Mr. Kacin was based upon the Company's strong operating performance during the fiscal year, his individual performance in managing the Company's Vice Presidents and in developing executive skills within the Company, executive compensation in other comparable companies as evidenced in the independent consultant's report, and the desire to retain his services. The salary, bonus and other benefits accorded Mr. Kacin reflect the Committee's view of the leadership, vision and focus he has provided to Met-Pro Corporation.

     In connection with a broad review of the Company's compensation policies undertaken beginning in the third quarter of this fiscal year, the Committee determined that the executive compensation meeting to consider bonuses for performance during the fiscal year ending January 31, 2001 and compensation increases to take effect beginning February 1, 2001, will follow the completion of the fiscal year ending January 31, 2001. The Committee recommended this new time for review in order to more explicitly link compensation to full fiscal year performance.

     In addition to changing the date of future compensation reviews, the Committee also made numerous executive compensation policy recommendations that are effective for the fiscal year beginning February 1, 2000. In general, the changes involve the institution on a Company-wide basis of a management incentive program that provides a number of objective performance goals. Bonus compensation is explicitly linked to these performance goals.


                                                Nicholas DeBenedictis (Chairman)
                                                Thomas F. Hayes
                                                Dr. Alan Lawley
                                                Michael J. Morris

December 16, 1999



                    COMPENSATION AND STOCK OPTION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Kacin, the Company's Chairman, Chief Executive Officer and President, makes general recommendations to and reviews with the Compensation and Stock Option Committee the compensation of the Company's executive officers, other than his own. This information is carefully considered by the Committee.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ended January 31, 1998, 1999 and 2000, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated executive officers of the Company where cash compensation exceeded $100,000 (the "Named Executive Officers") in all capacities in which they served.

                                    SUMMARY COMPENSATION TABLE

                                         Annual Compensation                Long-Term Compensation
                                 ----------------------------------         ----------------------
                                                                                    Awards
                                                                                    ------
                                    Fiscal                                           All Other
Name and Principal                Year Ended      Salary      Bonus        Options  Compensation (a)
    Position                      January 31,      ($)         ($)           (#)         ($)
------------------                -----------     ------      -----        -------  ---------------
William L. Kacin                     2000        $327,813     $80,000        15,000      $6,538
        Chairman, Chief              1999         310,000      80,000             0       4,329
        Executive Officer            1998         272,500      60,000             0       3,738
        & President

William G. Hughes (b)                2000        $144,078     $     0         4,200      $  286
        Vice President &             1999          50,163      44,878             0           0
        General Manager
        Flex-Kleen Division

Gary J. Morgan (c)                   2000        $138,438     $35,000         5,550      $3,709
        Vice President-Finance,      1999         128,750      35,000        13,500       4,329
        Secretary/Treasurer &        1998          88,445      15,000             0       2,416
        Chief Financial Officer

Raymond J. De Hont                   2000        $124,917     $20,000         4,200      $3,061
        Vice President &             1999         112,750      16,000             0       3,484
        General Manager              1998         101,500      18,000             0       2,791
        Fybroc Division &
        Dean Pump Division

William F. Mersch                    2000        $120,505     $15,000         4,200      $2,823
        Vice President &             1999         111,254      11,000             0       3,308
        General Manager              1998         101,251       8,000             0       2,552
        Stiles-Kem Division

----------

     (a) The total amount shown in this column for fiscal years ended January 31, 1998 and 1999 are contributions to the Salaried Employee Stock Ownership Trust (ESOT) as described on page 11. The amounts for fiscal year ended January 31, 2000 are employer contributions to the 401(k) plan as described on page 10. There are no other Long-Term Compensation Programs other than a Pension Plan and Directors' Retirement Plan as discussed on page 3, 4 and 11.

     (b) Mr. Hughes became an employee and officer of the Company effective as of October 1, 1998 and the amounts reported for the fiscal year ended January 31, 1999 represent payments to him by the Company during such fiscal year.

     (c) Mr. Morgan was elected the Company's Vice President-Finance, Secretary, Treasurer and Chief Financial Officer on October 10, 1997.

Stock Option Plans

     The Company's 1992 Stock Option Plan (the "1992 Plan") was adopted by the Company's Board of Directors on October 10, 1991 and by its stockholders on June 3, 1992. The Company's 1997 Stock Option Plan (the "1997 Plan") was adopted by the Company's Board of Directors on February 24, 1997 and by its stockholders on June 4, 1997. The 1992 Plan terminates on October 10, 2001 and the 1997 Plan terminates on February 24, 2007.

     These Plans provide for the grant of options ("Incentive Stock Options"), which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"), as well as options which are not intended to satisfy such requirements ("Nonstatutory Stock Options"). The total number of shares of the Company's Common Stock which may be issued pursuant to the 1992 Plan and the 1997 Plan may not exceed one hundred thousand (100,000) and three hundred fifty thousand (350,000) shares, respectively, plus an indeterminate number of additional shares resulting from anti-dilution adjustments.

     The following table sets forth stock options granted in the fiscal year ended January 31, 2000 to each of the Company's executive officers named in the Summary Compensation Table and stock options granted to all employees as a group. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten (10) year terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten year terms) at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All options exercise prices are based on market price on the date of grant.

                                            OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable Value
                                       Number of   Percentage of                             of Assumed Annual Rates
                                      Securities   Total Options                            of Stock Price Appreciation
                                      Underlying    Granted to     Exercise                     for Option Term (a)
                            Date of    Options      Employees       Price     Expiration   ---------------------------
      Name                   Grant     Granted    in Fiscal Year   $/Share       Date          5% ($)        10% ($)
      ----                  -------   ----------  --------------   --------   ----------   ---------------------------
William L. Kacin           12/16/99     15,000        30.03%        $9.875     12/16/09       $93,155        $236,073
William G. Hughes          12/16/99      4,200         8.41%         9.875     12/16/09        26,083          66,100
Gary J. Morgan             12/16/99      5,550        11.11%         9.875     12/16/09        34,467          87,347
Raymond J. De Hont         12/16/99      4,200         8.41%         9.875     12/16/09        26,083          66,100
William F. Mersch          12/16/99      4,200         8.41%         9.875     12/16/09        26,083          66,100

All Employees as a Group   12/16/99     49,950        100.0%        $9.875     12/16/09      $310,203        $786,120 (b)



                                                                                               5%             10%
                                                                                               --             ---
Total potential stock price appreciation from December 16, 1999 to December 16,
     2009 for all stockholders at assumed rates of stock appreciation.(c)                 $39,691,750    $100,586,688

Potential actual realizable value of options granted to all employees, assuming ten year option terms, as a percentage of total potential stock price appreciation from December 16, 1999 to December 16, 2009 for all
     stockholders at assumed rates of stock price appreciation.                                  .78%            .78%

----------

(a) These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(b) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders.

(c) Based on a price of $9.875 on December 16, 1999, and a total of 6,391,242 shares of Common Stock outstanding.

Option Exercises and Holdings

     The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in the fiscal year ended January 31, 2000 by the Company's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on January 31, 2000 and aggregate gains that would have been realized had these options been exercised on January 31, 2000, even though these options were not exercised and the unexercised options could not have been exercised on January 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUE

                    Shares                                                    Value of Unexercised
                   Acquired                   Number of Unexercised               In-The-Money
                      On         Value               Options at                Options at FY-End (b)
                   Exercise   Realized (a)          FY-End (#)                         ($)
                                             --------------------------     --------------------------
      Name            (#)         ($)        Exercisable  Unexercisable     Exercisable  Unexercisable
      ----         --------   ------------   -----------  -------------     -----------  -------------
William L. Kacin         -         $    -       51,875         10,000        $107,875         $1,250
William G. Hughes        -              -        1,400          2,800             175            350
Gary J. Morgan           -              -       10,850          8,200             231            463
Raymond J. De Hont       -              -       10,400          2,800           8,455            350
William F. Mersch        -              -        8,900          2,800             175            350

----------

(a) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(b) Market value of shares covered by in-the-money options on January 31, 2000 less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Termination of Employment and Change of Control Arrangements

     Mr. Kacin is party to a Key Employee Severance Agreement with the Company which provides that in the event the Company terminates his employment, other than for cause, within nine (9) months following a "change of control", or if Mr. Kacin voluntarily terminates such employment within nine (9) months subsequent to a "change of control", the Company shall be obligated to pay him a sum of money equal to two (2) years' base compensation. Payment would be made in a lump sum upon cessation of employment or, at Mr. Kacin's option, in equal monthly installments over a two (2) year period. Subsequent to January 31, 2000, the terms of this agreement were amended to conform the definition of "change of control" to that provided for by the Directors' Plan. The base annual salary currently payable to Mr. Kacin is $330,000.

     Mr. Morgan is also party to a Key Employee Severance Agreement as amended on terms that are identical to those to which Mr. Kacin is party, except that the amount of compensation payable to Mr. Morgan is equal to eighteen (18) months of base compensation, which for Mr. Morgan is currently $145,000.

     The Directors' Plan also provides for the payment of certain benefits in the event of a "change of control", as discussed under "Board and Committee Participation/Compensation of Directors" elsewhere herein. In addition, as disclosed in such section of this Proxy Statement, the Company's stock option agreements provide for the immediate vesting of all unvested stock options upon a "change of control".

401(k) Profit Sharing Plan

     Effective April 1, 1999, the Company implemented a 401(k) Profit Sharing Plan (the "401(k) Plan"). All non-bargaining unit employees of the Company in the United States are eligible to participate in the 401(k) Plan following completion of one year of service and attaining age 21. Pursuant to this 401(k) Plan, employees can contribute up to 15% of their compensation to the 401(k) Plan. The Company will match, in the form of Met-Pro Common Stock, up to 50% of the employee's contribution up to 4% of compensation. During the fiscal year ended January 31, 2000, the Company made contributions to the 401(k) Plan in the amount of $6,538 for William L. Kacin, $286 for William G. Hughes, $3,709 for Gary J. Morgan, $3,061 for Raymond J. De Hont, $2,823 for William F. Mersch and $30,499 for all executive officers as a group (12 persons).

Salaried Employee Stock Ownership Plan

     Pursuant to the Company's Salaried Employee Stock Ownership Plan (the "Ownership Plan"), the Company makes discretionary contributions to the Company's Salaried Employee Stock Ownership Trust (the "Trust") either in cash or in Company Common Stock. The Trust uses the cash contributions and dividends received to purchase shares of the Company's Common Stock. All full-time salaried employees who are at least 21 years of age and who have been employed by the Company on a full-time basis for at least one year are eligible to participate in the Ownership Plan. All shares acquired by the Trust are allocated to the accounts of eligible employees based on their respective salaries. Employees nearing retirement have discretion to diversify a portion of their investment. During the Company's three fiscal years ended January 31, 2000, the Company made contributions to the Trust in the aggregate amount of $8,067 for William L. Kacin, $0 for William G. Hughes, $6,745 for Gary J. Morgan, $6,275 for Raymond J. De Hont, $5,860 for William F. Mersch and $57,563 for all executive officers as a group (12 persons). On January 31, 2000, the Ownership Plan held an aggregate of 344,129 shares of the Company's Common Stock.

Pension Plan

     Participants in the Company's pension plan receive retirement income based on their earnings for the final five years of service, their age at retirement and their total number of years of service to the Company. The following table indicates the annual pension on a straight life (no death benefit) basis payable for various earnings levels upon retirement at age 65, after 15, 20, 25, 30 and 35 years of credited service to the Company:

                                                                     Years of Service
                                                                     ----------------
Final Five Year Average Earnings(a)(b)        15(c)         20(c)         25(c)         30(c)         35(c)
--------------------------------------        -----         -----         -----         -----         -----
        $ 50,000                            $ 7,500       $10,000       $12,500       $15,000       $17,500
          75,000                             11,250        15,000        18,750        22,500        26,250
         100,000                             15,000        20,000        25,000        30,000        35,000
         125,000                             18,750        25,000        31,250        37,500        43,750
         150,000                             22,500        30,000        37,500        45,000        52,500
         175,000                             24,000(b)     32,000(b)     40,000(b)     48,000(b)     56,000(b)
         200,000                             24,000(b)     32,000(b)     40,000(b)     48,000(b)     56,000(b)

(a) Earnings include annual salary and cash bonus awards paid pursuant to the Company's Executive Incentive Compensation Program.

(b) Internal Revenue Code Section 401(a)(17) limits earnings used to calculate qualified plan benefits to $160,000 for 1998 and 1999. This limit was used in the preparation of this table.

(c) As of their employment anniversary dates in 1999, Messrs. Kacin, Hughes, Morgan, De Hont and Mersch had accrued 24, 1, 19, 4 and 4 years of service, respectively.

Certain Business Relationships

     The Company utilized the services of the law firm of Fox, Rothschild, O'Brien and Frankel, LLP, during the fiscal year ended January 31, 2000. Jeffrey
H. Nicholas, a Director of the Company, is a partner in that law firm.

                               PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                              Met-Pro Corporation,
                     AMEX Market Index and Peer Group Index


$400     o Met-Pro Corporation                                         -
         - Peer Group
$350     + AMEX Market                                       -

$300
                                                    -
$250

$200                                                o
                                            o-                          +
$150                                                +        o+         o
                                   o+-      +
$100                       o+-

 $50
     ---------------------------------------------------------------------------
                          1995     1996     1997    1998     1999     2000

Met-Pro Corporation     100.00   130.92   182.10   209.66   159.54   144.17
Peer Group Index        100.00   136.13   189.28   261.15   362.84   397.52
AMEX Market Index       100.00   128.18   137.96   157.36   163.03   192.14


(a) The graph above compares the performance of Met-Pro Corporation with that of the AMEX Market Index and a Peer Group made up of the following securities: Alanco Technologies; Ampco-Pittsburgh Corporation; ATMI, Inc.; BHA Group Holdings, Inc.; Crown Andersen, Inc.; Daw Technologies, Inc.; Display Technologies, Inc.; Donaldson Company, Inc.; Environ Elements Corporation; Environmental Tectonics; Farr Company; First South Africa Corporation; Flanders Corporation; Flow International Corporation; Gorman-Rupp Company; Grayco Inc.; Idex Corporation; Imtec, Inc.; Ionic, Inc.; Met-Pro Corporation; MFRI, Inc.; Nordson Corporation; Osmonics, Inc.; Peerless Manufacturing; Pentair, Inc.; Regal-Beloit Corporation; Robbins & Myers, Inc.; Roper Industries, Inc.; Spinnaker Industries; Stake Technologies, Ltd.; Taylor Devices, Inc.; TB Woods Corporation; and Tyco International, Ltd..

(b) The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 31, 1994 in each of Met-Pro Corporation, the AMEX Market Index and the Peer Group Index.

(c) The Company was required to develop a "Peer Group Index" for the fiscal year ended January 31, 2000 and the last five (5) preceding years, based on selected Standard Industry Codes to replace the AMEX Capital Goods Index which was discontinued by the American Stock Exchange as of December 31, 1996.

                2. APPROVAL OF THE MET-PRO CORPORATION YEAR 2000
                          EMPLOYEE STOCK PURCHASE PLAN

     On April 11, 2000, the Board of Directors adopted the Met-Pro Corporation Year 2000 Employee Stock Purchase Plan (the "Plan"), which will become effective upon stockholder approval. The maximum number of shares of the Company's Common Stock available for purchase by eligible employees in one or more annual offerings under the Plan is two hundred thousand (200,000), subject to adjustments for stock splits, stock dividends, and recapitalization.

     The following summary of the Plan is qualified by reference to the complete text of the Plan, which is attached as Exhibit A to this Proxy Statement.

Purpose of the Plan

     The purpose of the Plan is to provide all eligible employees of the Company including certain subsidiaries an opportunity to purchase stock of the Company, and to foster interest in the Company's success, growth and development.

Description of the Plan

     The Plan is intended to be an "employee stock purchase plan" designed to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended; it is not intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Plan is not subject to the provisions of the Employee Retirement Income Security act of 1974.

     Under the Plan, shares will be offered to all employees of the Company and its designated subsidiaries as the Board of Directors may from time to time designate. Each eligible employee will be given the opportunity to pay for the shares by way of lump sum prepayments of not less than $250 or more than $2,500 per month or by payroll deductions in an amount not less than $10 per pay period for salaried employees or $5 per pay period for hourly employees not to exceed in either event in any one plan year the lesser of shares having a fair market value of $25,000 or the employee's base salary for the plan year.

     The Company will make a series of annual offerings under the Plan commencing on or around August 1, 2000. The price to be paid for shares by eligible employees who elect to participate in an annual offering will be 90% of the market price of the Common Stock on the twentieth (20th) day of each month during that annual offering. On each such date, each employee will be deemed to have purchased as many shares (including any fractional shares) as the amount in his account is sufficient to pay for at that price. In the event the number of shares on any such date exceeds the number of shares available for purchase, each employee will be entitled to purchase a pro rata portion of the available shares. Shares available in an annual offering may not be purchased more than twelve (12) months after the effective date of the annual offering and any amount remaining in an employee's account at the expiration of each annual offering will be refunded to the employee.

 Eligibility

     To be eligible to participate in the Plan, an employee must have been employed by the Company for at least three (3) months. No employee who holds, or after the purchase of shares under the Plan would hold, 5% or more of the voting power of the voting shares of the Company is eligible to participate under the Plan. It is not presently possible to estimate the number of shares included in each annual offering and the level of participation by all eligible employees.

Use of Funds

     As and when payments are made by employees, they will be placed in the general funds of the Company. Until shares credited to an employee's account are registered in the name of the employee, the shares will be registered in the name of the Plan or a nominee account, as determined by the Board of Directors or a committee thereof.

Market Value

     The average of the high and low price of the Company's Common Stock on April 11, 2000, the date of the adoption of the Plan by the Company's Board of Directors, as quoted on the New York Stock Exchange, was $9.03.

Federal Income Tax Consequences

     Under the provisions of the Internal Revenue Code, no income will be realized by an employee for Federal income tax purposes upon his election to participate in the Plan or upon his purchase of shares under the Plan. However, an employee will recognize taxable income if he disposes of the shares purchased pursuant to the Plan or if he dies while owning shares so purchased. The tax consequences to an employee will vary depending on whether the disposition occurs before or after the expiration of the applicable holding period, which ends upon the expiration of two years from the date of the annual offering and one year from the date the shares were purchased by the employee under the Plan.

     A disposition of shares prior to the expiration of the holding period ("disqualifying disposition"), will cause the realization of ordinary income by the employee (included in gross income as compensation) in the year of disposition equal to the amount by which the fair market value of the shares at the time the shares were purchased exceeds the purchase price. Upon a disposition of shares by an employee after the expiration of the applicable holding period, or upon the death of the employee while holding shares acquired under the Plan (whether disposition occurs before or after the expiration of the applicable holding period), the employee will recognize ordinary income (includable in gross income as compensation) to the extent of the lesser of (a) the amount by which the fair market value of the shares at the time of disposition exceeds the purchase price or (b) the amount by which the fair market value of the shares at the time the shares were purchased exceeds the purchase price. Provided the shares are capital assets in the hands of the employee, if the price at which they are sold exceeds their adjusted cost basis, the excess will be capital gain, and if the price is less than their adjusted cost basis, the loss will be capital loss. This capital gain or loss will constitute long-term capital gain or loss if the shares have been held for more than one year at the time of disposition and short-term capital gain or loss if they have been held for one year or less at the time of disposition. The basis of the shares in the employee's hands at the time of a disposition will consist of the price paid by the employee for the shares, increased by the amount (if any) included in the employee's gross income as compensation.

Company Deduction

     The Company is entitled to a tax deduction only to the extent that the employee recognizes ordinary income because the employee sells or otherwise disposes of the shares of Common Stock before the holding period expires.

Registration Statement

     If the shareholders approve the Plan, the Company proposes to file a registration statement with the Securities and Exchange Commission with respect to the shares of Common Stock to be offered under the Plan. Offerings under the Plan will be made pursuant to the Registration Statement, as amended, after it has been declared effective by the Commission. The expenses of the offerings will be paid by the Company.

     The Board of Directors recommends a vote FOR the adoption of the Met-Pro Corporation Year 2000 Employee Stock Purchase Plan.



    3. RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection of Margolis & Company P.C. as independent certified public accountants to the Company to serve until the next Annual Meeting of Stockholders, unless such engagement shall be earlier terminated. That firm, which has acted as independent auditors of the Company's accounts since 1971, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

     A representative of Margolis & Company P.C. is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

     The Board of Directors recommends a vote FOR the ratification of the selection of Margolis & Company P.C. as independent certified public accountants for the fiscal year ending January 31, 2001.

                               4. OTHER BUSINESS

     The Board of Directors is not aware of any other matters to come before this meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgement in such matters.



                             STOCKHOLDER PROPOSALS

     Any stockholder wishing to submit a proposal for inclusion in the written proxy statement for the 2001 Annual Meeting of Stockholders must submit the proposal to Secretary, Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438 prior to December 28, 2000 in order to be considered for inclusion in the proxy statement. The submission of such proposals by stockholders and the consideration of such proposals by the Company for inclusion in next year's proxy statement and form of proxy are subject to applicable rules and regulations of the Securities and Exchange Commission.

     Stockholders who wish to present Director nominations or any other business at the 2001 Annual Meeting of Stockholders, which the Company expects to hold on June 6, 2001, are required by the Company's By-laws to notify the Secretary in writing, prior to March 8, 2001. The notice from the stockholder must provide certain information that is described in Section 13 of the Company's By-Laws. A copy of these By-Law requirements will be provided upon written request to the Secretary at the address given in the preceding paragraph, and the notice to the Secretary containing the required information should be sent to this address as well.

     The Company retains discretion to vote proxies it receives with respect to proposals received after March 8, 2001. The Company retains discretion to vote proxies it receives with respect to proposals received prior to March 8, 2001 provided (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (ii) the proponent does not issue his or her own proxy statement.



                                                        Gary J. Morgan,
                                                        Secretary


Harleysville, Pennsylvania
April 27, 2000




THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO GARY J. MORGAN, SECRETARY, MET-PRO CORPORATION, 160 CASSELL ROAD, HARLEYSVILLE, PENNSYLVANIA 19438.

                                                                       Exhibit A

                              MET-PRO CORPORATION
                     YEAR 2000 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Met-Pro Corporation Year 2000 Employee Stock Purchase Plan ("Plan") is to provide all eligible employees of Met-Pro Corporation, a Delaware corporation (the "Company") and all eligible employees of the Company and its Designated Subsidiaries an opportunity to purchase stock of the Company through offerings thereof; and to foster interest in the Company's success, growth and development. It is the intention of the Company that the Plan shall qualify as an "Employee Stock Purchase Plan" within the meaning of
          Section 423 of the Internal Revenue Code of 1986, as amended ("Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

     2.   Definitions.

          (a) "Account" means the record which shall be maintained by the Company for each Participant for each Offering and which shall reflect the method(s) of making payments, the amount of payments made, the number of shares of Stock purchased, the number of shares of Stock distributed, the amount of dividends received on shares of Stock which have not been distributed, and the amount of dividends distributed.

          (b) "Base Salary" means straight time earnings, excluding payments for overtime, commissions, incentive compensation, bonuses, and other special payments, except to the extent that the inclusion of any such item is specifically designated by the Committee.

          (c)  "Board" means the Board of Directors of the Company.

          (d) "Committee" means a committee that may be established under Paragraph 12 to administer the Plan. If no committee is established, the term "Committee" shall refer to the Board.

          (e) "Designated Subsidiary" means a Subsidiary that has been designated by the Board from time to time, in its sole discretion, as eligible to be an Employer in the Plan.

          (f) "Employee" means any person, including any officer, who is employed by an Employer and whose customary employment is more than twenty (20) hours per week.

          (g) "Employer" means, collectively, the Company and its Designated Subsidiaries.

          (h) "Fair Market Value of Stock on the Investment Date" means the mean between the highest and lowest reported selling prices for the Stock on the Investment Date, or if sales are not so reported for the Stock, the mean between the closing bid and asked prices for the Stock on the Investment Date.

          (i) "Investment Date" means the twentieth (20th) day of each calendar month in each Plan Year in which the organized securities trading markets in the United States are open for business.

          (j) "Offering" means an announcement to Employees pursuant to Paragraph 4 that Stock may be purchased under the Plan during the ensuing Plan Year.

          (k) "Participant" means an Employee who has agreed to participate in an Offering and has met the requirements of Paragraphs 3 and 5.

          (l) "Plan Year" means the twelve (12) month period commencing on January 1 and ending on December 31; except that in the first Plan Year shall commence on or about August 1, 2000 and shall terminate on December 31, 2000.

          (m) "Stock" means, subject to the provisions of Paragraph 15, shares of the Common Stock, $.10 par value, of the Company.

          (n) "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations, beginning with the Company if, at the time an option is granted under the Plan, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3.   Eligibility.

          (a) Any Employee who has been employed by an Employer for at least three (3) full calendar months shall be eligible to participate in the Plan, but the right to purchase Stock under the Plan shall commence as of the first day of the calendar month next following the completion of said three (3) full calendar months of continuous employment with an Employer.

          (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall have the right to purchase Stock under the Plan:

               (i) If, immediately after such right to purchase is granted, such Employee would own Stock, and/or hold outstanding options to purchase Stock, possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of any subsidiary corporation of the Company; or

               (ii) If such Employee's rights to purchase Stock under all employer stock purchase plans of the Company and its Subsidiaries would accrue at a rate which exceeds in any Plan Year in which such right is outstanding at any time the lesser of shares of Stock having a fair market value of $25,000 or such Employee's Base Salary for the Plan Year.

     4. Offerings. At least thirty (30) days prior to each Plan Year the Company may (but shall not be obligated to) announce an Offering to Employees to purchase Stock under the Plan during the ensuing Plan Year. The announcement shall specify the maximum number of shares of Stock that may be purchased in said Offering by all eligible Employees.

     5.   Participation.

          (a) An Employee who is or will be eligible to participate in the Offering may do so by one or both of the following methods:

               (i) Completing and filing with the Committee a Withholding Purchase Agreement in which the Employee shall elect to participate by payroll deduction and shall authorize the amount (in whole dollars and which shall be not less than $10 per pay period for salaried employees and $5 per pay period for hourly employees) which shall be withheld from the Employee's Base Salary in each pay period throughout the Plan Year.

               (ii) From time to time during the Plan Year (not more frequently than once a month), file with the Committee a Prepayment Purchase Agreement in which the Employee shall elect to participate by lump sum payment and indicate the amount of the lump sum (which shall not be less than $250 or more than $2,500) which is being paid by the Employee with the Prepayment Purchase Agreement.

          (b) All payments made by a Participant shall be credited to the Participant's Account.

          (c) A Participant may amend a Withholding Purchase Agreement previously filed once and not more than once per calendar quarter, and may discontinue participation in an Offering as provided in Paragraph 9. Any such amendment shall be implemented and put into effect by Employer with reasonable promptness.

          (d) On a quarterly basis, the Committee shall send to each Participant a statement of the Participant's Account. The statement shall reflect all Account balances as of the end of the calendar quarter and transactions in the Account during the quarter.

          (e) Participation in the Plan shall not be deemed to give rise to any employment rights, and a Participant's election to participate in an Offering shall not be deemed to give rise to an employment contract or any other rights of employment or other rights except as explicitly set forth in this Plan.

     6. Grant of Options. Each Participant in an Offering will be deemed to have been granted an option to purchase as many shares (including any fractional shares) of Stock as may have been purchased in the Participant's Account in the Plan Year pursuant to the provisions of Paragraph 7.

     7.   Purchases of Stock.

          (a) The option price of Stock purchased by a Participant on an Investment Date shall be 90% of the Fair Market Value of Stock on the Investment Date.

          (b) At the close of business on each Investment Date the uninvested Participant payment balance of each Participant's Account shall be determined, the Participant will purchase as many shares (including any fractional shares) of Stock as possible at the option price of Stock on said Investment Date, the Participant's Account shall be charged for the dollar amount of such purchase, and the Participant's Account shall be credited with the number of shares of Stock purchased.

          (c) Purchases of Stock under the Plan shall continue to be effected and shall be charged and credited to the Accounts of Participants throughout the Plan Year until such time as the maximum number of shares announced as being subject to purchase in the Offering (unless such number shall have been increased in a subsequent announcement made during the Plan Year) shall have been purchased by all Participants. If, on an Investment Date the number of shares which might otherwise be purchased exceeds the number of shares remaining for purchase in the Offering, the shares available for purchase shall be allotted among the Participants pro rata based on the total number of shares subject to purchase by all Participants on the Investment Date.

          (d) Cash dividends paid on Shares held in a Participant's account will be credited to such Participant's account and used in addition to payroll deductions (and cash contributions, if any) to purchase Shares on the Investment Date. Dividends paid in Shares or Share splits will be credited to the accounts of Participants. Dividends paid in property other than cash or Shares will be distributed to Participants as soon as practicable.

          (e) At the end of a Plan Year or when the maximum number of shares of Stock included in the Offering have been purchased, any uninvested Participant payment balance in a Participant's Account shall be refunded to the Participant. When all shares included in an Offering have been purchased, all outstanding Withholding Purchase Agreements and Prepayment Purchase Agreements shall be cancelled.

     8.   Restrictions on Transfer of Shares.

          (a) All Shares purchased under the Plan will be "Restricted Shares" for a period of one year from the Investment Date on which they are purchased ( the "Restricted Period"), unless the Restricted Period terminates sooner as described below. The Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (except by will or the applicable laws of descent and distributions) during the Restricted Period. Upon the issuance of Restricted Shares, either
               (i) a share certificate or certificates representing such Restricted Shares will be registered in the Participant's name, will bear an appropriate legend referring to the restrictions applicable thereto, and will be delivered to the Participant, or
               (ii) the Company's share transfer agent or other designee will credit such Restricted Shares to the Participant's Restricted Shares Account, which shares shall be subject to the restrictions applicable thereto under the Plan. Any attempt to dispose of any such Restricted Shares in contravention of such restriction will be null and void and without effect. When the Restricted Period terminates, the formerly Restricted Shares will be credited to the Participant's account under the Plan without restrictions and will be dealt with in accordance with the Participant's instructions and the Plan.

          (b)  Upon the termination of a Participant's employment which either
               (i) occurs after the Participant has attained the age of 65 years or (ii) results from the Participant's death or Disability (as defined below), or upon the occurrence of a Change in Control (as defined in Section 8 (d) below), the Restricted Period for all Restricted Shares purchased under the Plan will terminate. For this purpose, "Disability" shall mean a Participant's total and permanent inability to perform his or her duties with the Company (as defined by the Company immediately prior to the onset of the Disability) by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Participant and acceptable to the Company.

          (c)  If the Participant makes a disposition, within the meaning of
               Section 424 (c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him or her pursuant to the Participant's exercise of an option, and such disposition occurs within the two year period commencing on the day after the Offering Date or within the one year period commencing on the day after the Investment Date, such Participant must, within ten (10) days of such disposition, notify the Company and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

          (d) For the purposes of this Plan, "Change of Control" shall be deemed to have occurred if:

               (i) Any "person" or "group of persons", which person or group of persons are not part of present Management and are acting in concert (as the term "person" is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Act) directly or indirectly of securities of the Company representing thirty (30%) percent or more of the combined voting power of the Company's then outstanding securities; or

               (ii) At any time there shall be a change in the composition of the Company's Board of Directors resulting in a majority of such Directors as of the date hereof no longer constituting such a majority; provided, however, that in making any such determination as to change in composition, there shall be excluded any change where the new Director was elected by or upon the recommendation of such present majority; or

               (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty (50%) percent of the combined voting power of the reorganized, merged or consolidated Company's then outstanding securities entitled to vote generally in the election of directors or with respect to a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets; or

               (iv) There shall be a "Change of Control" as such term is defined by the Company's Directors' Retirement Plan or by any Key Employee Severance Agreement, as any such plan or agreement may from time to time be amended.

     9.   Withdrawal.

          (a) A Participant may withdraw all uninvested Participant payment balances credited to the Participant's Account at any time by giving written notice to the Committee. All such sums shall be paid to the Participant with reasonable promptness after receipt of the notice of withdrawal. A Participant may withdraw all shares of Stock credited to the Participant's Account at any time by giving written notice to the Committee. As soon as reasonably practicable thereafter, the Committee shall cause a certificate representing said shares to be registered in the name of and issued to the Participant.

          (b) A Participant's withdrawal of shares of Stock and/or of the unexpended payment balances credited to the Participant's Account shall constitute the Participant's withdrawal from participation in the Offering for the Plan Year, but will not have any effect upon the Participant's eligibility to participate in any succeeding Offering.

          (c) In the event of a Participant's death, retirement or termination of employment with Employer, no further payments shall be made by or on behalf of the Participant, no further purchases of Stock shall be made by or on behalf of the Participant, and the uninvested Participant payment balance and credited shares of Stock shall be paid and/or distributed with reasonable promptness to the Participant or to the Participant's beneficiary.

     10. Interest. No interest shall be credited to or paid on a Participant's Account.

     11.  Stock.

          (a) The shares of Stock to be purchased by Participants under the Plan may be authorized and unissued shares or shares held in the treasury (including shares purchased for use and sale in connection with the Plan) of the Company, as may be determined from time to time by the Board. The maximum number of shares which shall be made available for sale under the Plan during all Offerings shall be two hundred thousand (200,000) shares of Stock, subject to adjustment upon changes in capitalization of the Corporation as provided in Paragraph 15.

          (b) Until such time as shares of Stock credited to a Participant's Account are registered in the name of the Participant, the shares shall be registered in the name of the Plan or in the name of the Committee or in a nominee account (as determined by the Committee); and the Committee shall afford the Participant the opportunity to vote said shares, and shall transmit to the Participant all mailings made by the Company to its stockholders.

     12. Administration. The Plan shall be administered by the Board or by a Committee consisting of not less than two (2) members who shall be appointed by the Board. Each member of the Committee shall be either a director, an officer, or an Employee of an Employer. The Committee shall be vested with authority to engage and appoint agents and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan; provided, however, that the Committee shall be subject to the oversight of the Board. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Employees and all Participants and any and all persons claiming under or through any Employee or Participant. The Board or the Committee may appoint an outside independent third party to serve as an agent of the Board or Committee in the administration of the Plan.

     13. Designation of Beneficiary. A Participant may file with the Committee a written designation of a beneficiary who is to receive any Stock and cash in the Participant's Account in the event of such Participant's death. Such designation of a beneficiary may be changed by the Participant at any time upon written notice to the Committee. Upon the death of a Participant and upon receipt by the Committee of proof of the Participant's death and of the identity and existence of a beneficiary validly designated under the Plan, the Company shall deliver such Stock and cash to such beneficiary. In the absence of a validly designated beneficiary, the beneficiary shall be deemed to be the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Company, in its discretion, may deliver such Stock and cash to the spouse, if any, or to the children, if any, or to those persons who would be entitled to inherit from the Participant in accordance with the Inheritance Laws of the Commonwealth of Pennsylvania. No beneficiary shall, prior to the death of the Participant, acquire any interest in the Stock or cash credited to the Participant's Account.

     14. Transferability. No rights with regard to the exercise of an option or to purchase or receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of by an Employee or by a Participant and, except as provided in Paragraph 9, rights granted under the Plan are exercisable only by a Participant during the Participant's lifetime.

     15. Changes in Capitalization. In the event of any stock dividend, split-up, or recapitalization, as a result of which shares of any class shall be issued in respect of the outstanding Stock, or Stock shall be changed into the same or a different number of the same or another class or classes, the number of shares of Stock which, at the time, had not been purchased under the Plan shall be appropriately adjusted by the Company.

     16. Use of Funds. All Participant payments received by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such funds. All funds received by an Employer, other than the Company, shall be immediately forwarded by such Employer to the Company.

     17. Government Regulations. The Company's obligations to sell and deliver Stock under the Plan is subject to the approval of any governmental authority required in connection with and compliance with any law or regulation applicable to the authorization, issuance or sale of such Stock.

     18. Excused Absences. If a Participant is granted a leave of absence, or if his absence from service is excused on account of illness, disability, or entering the armed forces, the Participant may, during such period of absence, make payments in cash to the Participant's Account or payments may be suspended, subject to any applicable law or governmental regulation, for such period of time as the Committee in its sole discretion shall deem reasonable.

     19. Termination or Amendment. The Board reserves the right to abandon, amend, modify or suspend the Plan at any time without notice and to revoke or terminate it at any time; provided, however, that no such amendment, revocation, or termination shall, with respect to payments theretofore credited to Participants' Accounts, adversely affect any existing Withholding Purchase Agreement or Prepayment Purchase Agreement or Offering and provided further that, except as may be required by law, no such amendment shall change the number of shares authorized to be offered under the Plan as provided in Paragraph 10 (other than a change merely reflecting a change in capitalization), or change the price at which the shares will be offered under the Plan to a price below that specified in Paragraph 7, or change or modify the eligibility requirements of Employees set forth in Paragraph 3.

     20. Effective Date. The Plan shall become effective when it is approved by the stockholders of the Company, provided that such approval is obtained within twelve (12) months after April 11, 2000, the date on which the Plan was adopted by the Board.

                               [GRAPHIC OMITTED]

================================================================================

      Please date, sign and mail your proxy card back as soon as possible

                        Annual Meeting of Stock holders
                              MET-PRO CORPORATION

                                  June 7, 2000

================================================================================


                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

Please mark   ---
your votes as  X
indicated in  ---
this example.


1.  ELECTION OF DIRECTORS.
        NOMINEES: Two Directors for a term expiring in 2003
        Alan Lawley
        Gary J. Morgan

        One director for a term expiring in 2002
        Michael J. Morris

For the nominees listed above                                  [  ]

Withhold Authority to vote for the nominees listed above       [  ]

(To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space that follows)

---------------------------------------------------------

2. Proposal to approve the adoption of the Met-Pro Year 2000 Employee Stock Purchase Plan.

for [  ]    against [  ]    abstain [  ]

3. Proposal to Ratify the appointment of Margolis & Company P.C. as independent certified public accountants.

for [  ]    against [  ]    abstain [  ]

4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed, will be voted in the manner directed here by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature ___________________________________     Dated: ____________, 2000

Signature if held jointly __________________________________________

Note: Please sign exactly as name appears. When shares are held by joint tenants, both should sign, When signing as attorney, executor, administrator, trustee or guardian, pleas give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                           PROXY

                             MET-PRO CORPORATION

                                160 Cassell Road
                        Harleysville, Pennsylvania 19438
          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints William L. Kacin and Alan Lawley as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Met-Pro Corporation held of record by the undersigned on April 13, 2000 at the Annual Meeting of the Stockholders to be held on June 7, 2000 or any adjournment thereof.

                          (Continued on reverse side)